EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 30, 2018, relating to the consolidated financial statements of Seven Stars Cloud Group, Inc. as of and for the years ended December 31, 2017 and 2016, which appear in the Company’s December 31, 2017 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ BF Borgers CPA PC

Lakewood, Colorado

April 20, 2018